          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
          ---------------------------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Barnett Banks, Inc., of our report dated January 14, 1993, appearing in Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PRICE WATERHOUSE LLP
Orlando, Florida
November 15, 1995